SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On June 10, 2003, we issued a press release announcing the completion of our sale of $175 million principal amount of our 5% Convertible Notes due 2023. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The notes were issued in a Rule 144A/Regulation S offering at a price of $1,000 per note and have a principal amount of $1,000. The notes bear interest at the rate of 5% per year on the principal amount from June 10, 2003, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2003. The notes are unsubordinated and unsecured and are not covered by any sinking fund.

The notes are convertible in certain circumstances into our common stock at a rate of 50 shares of our common stock per $1,000 of principal amount, subject to certain adjustments, reflecting an initial conversion price of $20 per share.

We may redeem for cash all or a portion of the notes at any time on or after June 18, 2010, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any.

In certain circumstances or at certain times beginning in 2010, holders of the notes may require us to repurchase the notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

June 12, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release